EXTENDED STAY AMERICA REPORTS THIRD QUARTER 2017 RESULTS
-Net Income of $66.3 million, an increase of 16.1% over 3Q 2016
-Adjusted EBITDA1 of $180.3 million

CHARLOTTE, N.C. - November 7, 2017 (GlobeNewswire) - Extended Stay America, Inc. (NYSE:STAY) (the “Company”) today announced consolidated results for the three and nine months ended September 30, 2017.
Third Quarter 2017 Highlights

•	Comparable Hotel[2] Revenue Per Available Room (“RevPAR”) of $54.55

•	Net Income of $66.3 million

•	Adjusted EBITDA of $180.3 million

•	Adjusted Paired Share Income[1] per diluted Paired Share of $0.35

•	Net Debt to Trailing Twelve Month Adjusted EBITDA ratio fell to 3.9x
Nine Months 2017 Highlights

•	Comparable Hotel RevPAR grew 1.5% to $51.16

•	Net income of $132.0 million

•	Adjusted EBITDA of $482.7 million

•	Adjusted Paired Share Income per diluted Paired Share of $0.81

•	Hotel Operating Margin[1] expanded 60 basis points to 55.7%

The Company’s Chief Executive Officer, Gerry Lopez, commented, “Our third quarter financial performance was stable, with solid per-share metrics but still short of our expectations.  Strength in the South and Southeast was not enough to offset weakness in the West.  Nevertheless, we have already taken steps to improve performance, including key personnel changes, re-allocation of sales resources, rate re-mixing and targeted capital investments.”
Mr. Lopez continued, “Most notably, this quarter we continued to move forward on ESA 2.0, with late stage discussions to sell groups of hotels in 2018 and a growing pipeline of owned + operated new-builds that now stands at 3 units and 7 LOIs. We expect 2018 to be a pivotal year for Extended Stay America's estate.”

1 See “Disclosure Regarding Non-GAAP Financial Measures” for an explanation of non-GAAP measures included herein (i.e., Hotel Operating Profit, Hotel Operating Margin, EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, Adjusted FFO per diluted Paired Share, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per diluted Paired Share).

2 Comparable Hotels include the 625 Extended Stay America hotels owned and operated during the full three and nine month periods ended September 30, 2017 and 2016.

Financial and Operating Results
Total revenues for the three months ended September 30, 2017 decreased 1.0% over the same period in 2016 to $350.9 million due to 4 hotels sold in May 2017. Total revenues for the nine months ended September 30, 2017 grew 0.5% to $977.3 million.

Comparable Hotel RevPAR for the three months ended September 30, 2017 was $54.55 compared to $54.53 in the same period in 2016, with an increased Average Daily Rate (“ADR”) of 0.4% offset by a decline of 40 basis points in occupancy to 79.0%. Comparable Hotel RevPAR for the nine months ended September 30, 2017 grew 1.5% to $51.16 driven by a 100 basis point increase in occupancy and a 0.3% increase in ADR compared to the same period in 2016.

Hotel Operating Margin for the three months ended September 30, 2017 was 57.2% compared to 58.4% in the same period in 2016. Hotel Operating Margin for the nine months ended September 30, 2017 expanded 60 basis points to 55.7%.

Net income for the three months ended September 30, 2017 was $66.3 million compared to $57.1 million in the same period in 2016. Income tax expense for the three months ended September 30, 2017 was $20.3 million compared to $15.9 million in the same period in 2016. Net income for the nine months ended September 30, 2017 was $132.0 million compared to $133.2 million in the same period in 2016. Income tax expense for the nine months ended September 30, 2017 was $40.7 million compared to $26.2 million in the same period in 2016.

Adjusted EBITDA for the three months ended September 30, 2017 declined 2.9% over the same period in 2016 to $180.3 million. Adjusted EBITDA, a non-GAAP measure, excludes equity-based compensation of $2.7 million and other net expenses of $2.0 million. This quarterly result includes an estimated lost contribution of $2.0 million related to four hotels sold in early May 2017 compared to the prior year period. Adjusted EBITDA for the nine months ended September 30, 2017 increased 2.0% over the same period in 2016 to $482.7 million.

Adjusted Funds From Operations (“FFO”)1 for the three months ended September 30, 2017 was $109.3 million, a decrease of 1.4% from the same period in 2016. Adjusted FFO per diluted Paired Share increased $0.02 to $0.57 for the three months ended September 30, 2017 compared to $0.55 in the same period in 2016. Adjusted FFO, a non-GAAP measure, represents FFO1, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share. A Paired Share entitles its holder to participate in 100% of the common equity and earnings of both Extended Stay America, Inc. and ESH Hospitality, Inc. Adjusted FFO for the nine months ended September 30, 2017 was $279.9 million compared to $278.8 million in the same period in 2016. Adjusted FFO per Paired Share for the nine months ended September 30, 2017 was $1.44 compared to $1.38 in the same period in 2016.

Adjusted Paired Share Income for the three months ended September 30, 2017 was $67.8 million, or $0.35 per diluted Paired Share, compared to $71.5 million, or $0.36 per diluted Paired Share, in the same period in 2016. Adjusted Paired Share Income, a non-GAAP measure, represents net income, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share. Adjusted Paired Share Income for the nine months ended September 30, 2017 was $156.8 million compared to $160.3 million in the same period in 2016 while Adjusted Paired Share Income per diluted Paired Share increased to $0.81 from $0.79 in the same period in 2016.

Capital Expenditures
The Company invested $39.8 million in capital expenditures during the three months ended September 30, 2017. For the nine months ended September 30, 2017, the Company invested $132.9 million in capital expenditures, including $31.6 million on renovations. The Company’s outlook for 2017 for capital expenditures includes approximately $15 million in capital expenditures from hurricane damage, flood damage and other similar events compared to approximately $5 million in 2016. The Company expects to recover approximately $6 to $7 million in 2018 from these events, including approximately $1 million in business interruption and other cost reimbursement.

Distribution and Share Repurchases
On November 7, 2017, the Boards of Directors of Extended Stay America, Inc. and ESH Hospitality, Inc., declared cash distributions totaling $0.21 per Paired Share for the third quarter of 2017. The distribution is comprised of $0.11 per Extended Stay America, Inc. common share and $0.10 per ESH Hospitality, Inc. Class A and B common share. The distributions are payable on December 5, 2017 to shareholders of record as of November 21, 2017.
During the quarter, the Company paid approximately $4.8 million to repurchase and retire approximately 0.2 million Paired Shares. For the first nine months of 2017, the Company paid approximately $58.8 million to repurchase and retire approximately 3.4 million Paired Shares. The Company had approximately $101.4 million remaining for repurchases under the combined Paired Share repurchase program as of September 30, 2017.

2017 Outlook
The Company’s outlook for 2017 is updated as follows:

Full Year 2017	Updated Outlook		Previous Outlook
in millions, except %	Low	High	Low	High

Total Revenues	$1,273	$1,279	$1,278	$1,303
Comparable RevPAR % Δ	1.0%	1.5%	1.5%	3.5%
Net Income	$155	$161	$161	$174
Adjusted EBITDA	$610	$615	$620	$635
Adjusted EBITDA % Δ	-0.9%	-0.1%	1.5%	4.0%
Depreciation and Amortization	$230	$230	$233	$233
Net Interest Expense	$130	$130	$130	$130
Effective Tax Rate	23%	24%	23%	24%
Capital Expenditures	$163	$178	$150	$180
Webcast and Conference Call Details
The Company will host a conference call on November 7, 2017 at 8:30 a.m. Eastern Time. The conference call will be webcast simultaneously in the Investor Relations section of the Company’s website at www.aboutstay.com. A replay of the call will be available for 90 days following the webcast on the Company’s website.

Alternatively, the conference call can be accessed by dialing 1-877-705-6003 for domestic callers or 1-201-493-6725 for international callers. A telephone replay will be available from shortly after the call until November 14, 2017, and can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 13671866.

Disclosure Regarding Non-GAAP Financial Measures
Hotel Operating Profit, Hotel Operating Margin, EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, Adjusted FFO per diluted Paired Share, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per diluted Paired Share (collectively, the “Non-GAAP Financial Measures”), which are detailed in the reconciliation tables that accompany this release, are used by the Company as supplemental performance measures. The Company believes these measures provide useful information to investors regarding our results of operations and allow investors to evaluate the ongoing operating performance of our hotels and facilitate comparisons between the Company and other lodging companies, hotel owners and capital-intensive companies, including those which include a REIT as part of their legal entity structure. The Non-GAAP Financial Measures are not recognized terms under U.S. GAAP.  These measures as presented may not be comparable to measures calculated by other companies. These measures should not be considered as alternative measures of, or superior to, operating profit, net income, net income per share or any other measure of the Company, Extended Stay America, Inc. or ESH Hospitality, Inc. calculated in accordance with U.S. GAAP.  The Company’s presentation of the Non-GAAP Financial Measures does not replace the presentation of the Company’s consolidated financial results and other disclosures prepared in accordance with U.S. GAAP.
Forward Looking Statements
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, future financial performance, including our 2017 outlook, the expected timing, completion and effects of any proposed asset disposals, expected performance, free cash flow, debt reduction, distribution growth, asset sales, franchised new builds, owned new builds and other growth opportunities, as such, involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause the Company’s actual results or performance to differ from projected results or performance implied by forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 28, 2017 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, will have the expected consequences to, or effects on, the Company, its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.
About Extended Stay America
Extended Stay America, Inc. (“ESA”) is the largest integrated hotel owner/operator in North America.  Its subsidiary, ESH Hospitality, Inc. (“ESH”), is the largest lodging REIT in North America by unit and room count, with over 620 hotels and approximately 68,000 rooms in the U.S. ESA manages all of ESH’s hotel properties, providing over 8,000 jobs at hotel properties and corporate headquarters. Extended Stay America® is the leading brand in the mid-priced extended stay segment, with approximately twice as many rooms as its nearest competitor. Visit www.esa.com for more information.

Contacts
Investors:	Media:
Rob Ballew	Terry Atkins
(980) 345-1546	(980) 345-1648
investorrelations@esa.com	tatkins@esa.com

EXTENDED STAY AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(In thousands)
(Unaudited)

Three Months Ended				Nine Months Ended
September 30,				September 30,
2017	2016	% Variance		2017	2016	% Variance
			REVENUES:
$345,089	$349,076	(1.1)%	Room revenues	$963,505	$960,046	0.4%
5,777	5,445	6.1%	Other hotel revenues	16,715	14,822	12.8%

350,866	354,521	(1.0)%	Total revenues	980,220	974,868	0.5%

			OPERATING EXPENSES:
152,155	149,860	1.5%	Hotel operating expenses	442,726	444,498	(0.4)%
23,823	24,612	(3.2)%	General and administrative expenses	75,560	73,552	2.7%
57,314	55,955	2.4%	Depreciation and amortization	172,789	164,274	5.2%
—	2,756	n/a	Impairment of long-lived assets	20,357	2,756	638.6%

233,292	233,183	—%	Total operating expenses	711,432	685,080	3.8%

—	—	n/a	LOSS ON SALE OF HOTEL PROPERTIES	(1,897)	—	n/a

344	2	17,100.0%	OTHER INCOME	2,400	20	11,900.0%

117,918	121,340	(2.8)%	INCOME FROM OPERATIONS	269,291	289,808	(7.1)%

(278)	(305)	(8.9)%	OTHER NON-OPERATING INCOME	(426)	(1,069)	(60.1)%

31,651	48,713	(35.0)%	INTEREST EXPENSE, NET	96,958	131,462	(26.2)%

86,545	72,932	18.7%	INCOME BEFORE INCOME TAX EXPENSE	172,759	159,415	8.4%

20,295	15,867	27.9%	INCOME TAX EXPENSE	40,721	26,211	55.4%

66,250	57,065	16.1%	NET INCOME	132,038	133,204	(0.9)%

(12,374)	(10,509)	17.7%	NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS (1)	(3,286)	(8,873)	(63.0)%

$53,876	$46,556	15.7%	NET INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC COMMON SHAREHOLDERS	$128,752	$124,331	3.6%

$0.28	$0.23		NET INCOME PER EXTENDED STAY AMERICA, INC. COMMON SHARE - DILUTED	$0.66	$0.61

193,331	200,696		WEIGHTED-AVERAGE EXTENDED STAY AMERICA, INC. COMMON SHARES OUTSTANDING - DILUTED	194,001	202,252

(1) Noncontrolling interest in Extended Stay America, Inc. include approximately 43% and 45% of ESH REIT's common equity as of September 30, 2017 and 2016, respectively.

			CONSOLIDATED BALANCE SHEET DATA
			AS OF SEPTEMBER 30, 2017 AND DECEMBER 31, 2016
			(In thousands)
			(Unaudited)

				September 30,	December 31,
				2017	2016
			Cash and cash equivalents	$116,660	$84,158
			Restricted cash	$21,370	$21,614
			Total assets	$4,111,154	$4,180,304
			Total debt, net of unamortized deferred financing costs and debt discounts (2)	$2,543,258	$2,606,476
			Total equity	$1,348,415	$1,377,239

			(2) Unamortized deferred financing costs and debt discounts totaled approximately $50.9million and $56.5 million as of September 30, 2017 and December 31, 2016, respectively.

EXTENDED STAY AMERICA, INC.
OPERATING METRICS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(Unaudited)

Three Months Ended					Nine Months Ended
September 30,					September 30,
2017	2016	Variance			2017	2016	Variance
625	629	(4)		Number of hotels (as of September 30)	625	629	(4)
68,780	69,383	(603)		Number of rooms (as of September 30)	68,780	69,383	(603)
79.0%	79.4%	(40) bps		Occupancy	76.1%	75.2%	90 bps
$69.01	$68.84	0.2%		ADR	$67.15	$67.09	0.1%
$54.55	$54.65	(0.2)%		RevPAR	$51.13	$50.47	1.3%

				Hotel Inventory (as of September 30):
625	547	78		Renovated Extended Stay America	625	547	78
—	82	(82)		Unrenovated Extended Stay America and other	—	82	(82)
625	629	(4)		Total number of hotels	625	629	(4)

				Renovation Displacement Data (in thousands, except percentages):
6,326	6,383	(57)		Total available room nights	18,845	19,015	(170)
4	64	(60)		Room nights displaced from renovation	101	243	(142)
0.1%	1.0%	(90	) bps	% of available room nights displaced	0.5%	1.3%	(80	) bps

COMPARABLE HOTEL OPERATING METRICS(2)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(Unaudited)

Three Months Ended					Nine Months Ended
September 30,					September 30,
2017	2016	Variance			2017	2016	Variance
625	625	—		Number of hotels (as of September 30)	625	625	—
68,780	68,780	—		Number of rooms (as of September 30)	68,780	68,780	—
79.0%	79.4%	(40) bps		Comparable Hotel Occupancy	76.2%	75.2%	100 bps
$69.01	$68.71	0.4%		Comparable Hotel ADR	$67.15	$66.98	0.3%
$54.55	$54.53	—%		Comparable Hotel RevPAR	$51.16	$50.40	1.5%

				Comparable Hotel Inventory (as of September 30):
625	544	81		Renovated Extended Stay America	625	544	81
—	81	(81)		Unrenovated Extended Stay America	—	81	(81)
625	625	—		Comparable Hotel number of hotels	625	625	—

				Comparable Hotel Renovation Displacement Data (in thousands, except percentages):
6,326	6,332	(6)		Comparable Hotel available room nights	18,778	18,857	(79)
4	64	(60)		Comparable Hotel room nights displaced from renovation	101	243	(142)
0.1%	1.0%	(90	) bps	% of Comparable Hotel available room nights displaced	0.5%	1.3%	(80	) bps

(1) Includes three Extended Stay Canada-branded hotels.
(2) Comparable Hotel operating metrics include the results of 625 Extended Stay America hotels owned and operated during the full three and nine month periods ended September 30, 2017 and 2016.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF ROOM REVENUES, OTHER HOTEL REVENUES AND
HOTEL OPERATING EXPENSES TO HOTEL OPERATING PROFIT AND HOTEL OPERATING MARGIN
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(In thousands)
(Unaudited)

Three Months Ended				Nine Months Ended
September 30,				September 30,
2017	2016	Variance		2017	2016	Variance
$345,089	$349,076	(1.1)%	Room revenues	$963,505	$960,046	0.4%
5,777	5,445	6.1%	Other hotel revenues	16,715	14,822	12.8%
350,866	354,521	(1.0)%	Total hotel revenues	980,220	974,868	0.5%
150,108	147,605	1.7%	Hotel operating expenses (1)	434,661	437,242	(0.6)%
$200,758	$206,916	(3.0)%	Hotel Operating Profit	$545,559	$537,626	1.5%
57.2%	58.4%	(120) bps	Hotel Operating Margin	55.7%	55.1%	60 bps

(1) Excludes loss on disposal of assets of approximately $2.1 million, $2.2 million, $8.1 million and $7.2 million, respectively.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(In thousands)
(Unaudited)

Three Months Ended					Nine Months Ended
September 30,					September 30,
2017		2016			2017		2016
$66,250		$57,065		Net income	$132,038		$133,204
31,651		48,713		Interest expense, net	96,958		131,462
20,295		15,867		Income tax expense	40,721		26,211
57,314		55,955		Depreciation and amortization	172,789		164,274
175,510		177,600		EBITDA	442,506		455,151
2,720		3,016		Equity-based compensation	9,049		8,635
(278)	(1)	(305)	(2)	Other non-operating income	(426)	(3)	(1,069)	(4)
—		2,756		Impairment of long-lived assets	20,357		2,756
—		—		Loss on sale of hotel properties	1,897		—
2,314	(5)	2,666	(6)	Other expenses	9,333	(7)	7,718	(8)
$180,266		$185,733		Adjusted EBITDA	$482,716		$473,191
(2.9)%				% growth	2.0%

(1) Includes foreign currency transaction gain $0.4 million and loss related to interest rate swap of approximately $0.1 million.

(2) Includes foreign currency transaction gain of approximately $0.3 million.

(3) Includes foreign currency transaction gain of approximately $0.8 million and loss related to interest rate swap of approximately $0.4 million.

(4) Includes foreign currency transaction gain of approximately $1.1 million.

(5) Includes loss on disposal of assets of approximately $2.1 million, transaction costs of approximately $0.1 million due to the revision of an estimate related to the sale of the three Canadian hotel properties in May 2017 and additional costs incurred in connection with the second quarter 2017 secondary offerings of approximately $0.1 million.

(6) Includes loss on disposal of assets of approximately $2.2 million and costs incurred in connection with the October 2016 secondary offerings of approximately $0.4 million.

(7) Includes loss on disposal of assets of approximately $8.1 million, costs incurred in connection with the second quarter 2017 secondary offerings of approximately $1.1 million and transaction costs of approximately $0.1 million due to the revision of an estimate related to the sale of the three Canadian hotel properties in May 2017.

(8) Includes loss on disposal of assets of approximately $7.2 million, costs incurred in connection with the October 2016 secondary offering of approximately $0.4 million and transaction costs of approximately $0.1 million due to the revision of an estimate related to the sale of the 53 hotel properties in December 2015.

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC.
COMMON SHAREHOLDERS TO FUNDS FROM OPERATIONS, ADJUSTED FUNDS FROM OPERATIONS
AND ADJUSTED FUNDS FROM OPERATIONS PER DILUTED PAIRED SHARE
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(In thousands, expect per share and per Paired Share data)
(Unaudited)

Three Months Ended			Nine Months Ended
September 30,			September 30,
2017	2016		2017	2016
$0.28	$0.23	Net income per Extended Stay America, Inc. common share - diluted	$0.66	$0.61
$53,876	$46,556	Net income attributable to Extended Stay America, Inc. common shareholders	$128,752	$124,331
12,370	10,505	Noncontrolling interests attributable to Class B common shares of ESH REIT	3,274	8,861
56,145	54,894	Real estate depreciation and amortization	169,327	161,012
—	2,756	Impairment of long-lived assets	20,357	2,756
—	—	Loss on sale of hotel properties	1,897	—
(13,138)	(14,355)	Tax effect of adjustments to net income attributable to Extended Stay America, Inc. common shareholders	(44,835)	(38,063)
$109,253	$100,356	Funds from Operations	$278,772	$258,897
—	14,058	Debt modification and extinguishment costs	1,168	26,161
103	—	Loss on interest rate swap	356	—
(24)	(3,500)	Tax effect of adjustments to Funds from Operations	(354)	(6,272)
$109,332	$110,914	Adjusted Funds from Operations	$279,942	$278,786

$0.57	$0.55	Adjusted Funds from Operations per Paired Share- diluted	$1.44	$1.38

193,331	200,696	Weighted average Paired Shares outstanding – diluted	194,001	202,252

EXTENDED STAY AMERICA, INC.
NON-GAAP RECONCILIATION OF NET INCOME ATTRIBUTABLE TO EXTENDED STAY AMERICA, INC.
COMMON SHAREHOLDERS TO PAIRED SHARE INCOME, ADJUSTED PAIRED SHARE
INCOME AND ADJUSTED PAIRED SHARE INCOME PER DILUTED PAIRED SHARE
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(In thousands, expect per share and per Paired Share data)
(Unaudited)

Three Months Ended September 30,					Nine Months Ended September 30,
2017		2016			2017		2016
$0.28		$0.23		Net income per Extended Stay America, Inc. common share - diluted	$0.66		$0.61
$53,876		$46,556		Net income attributable to Extended Stay America, Inc. common shareholders	$128,752		$124,331
12,370		10,505		Noncontrolling interests attributable to Class B common shares of ESH REIT	3,274		8,861
66,246		57,061		Paired Share Income	132,026		133,192
—		14,058		Debt modification and extinguishment costs	1,168		26,161
(278)	(1)	(305)	(2)	Other non-operating income	(426)	(3)	(1,069)	(4)
—		2,756		Impairment of long-lived assets	20,357		2,756
—		—		Loss on sale of hotel properties	1,897		—
2,314	(5)	2,666	(6)	Other expenses	9,333	(7)	7,718	(8)
(477)		(4,775)		Tax effect of adjustments to Paired Share Income	(7,570)		(8,505)
$67,805		$71,461		Adjusted Paired Share Income	$156,785		$160,253

$0.35		$0.36		Adjusted Paired Share Income per Paired Share – diluted	$0.81		$0.79

193,331		200,696		Weighted average Paired Shares outstanding – diluted	194,001		202,252

(1) Includes foreign currency transaction gain $0.4 million and loss related to interest rate swap of approximately $0.1 million.

(2) Includes foreign currency transaction gain of approximately $0.3 million.

(3) Includes foreign currency transaction gain of approximately $0.8 million and loss related to interest rate swap of approximately $0.4 million.

(4) Includes foreign currency transaction gain of approximately $1.1 million.

(5) Includes loss on disposal of assets of approximately $2.1 million, transaction costs of approximately $0.1 million due to the revision of an estimate related to the sale of the three Canadian hotel properties in May 2017 and additional costs incurred in connection with the second quarter 2017 secondary offerings of approximately $0.1 million.

(6) Includes loss on disposal of assets of approximately $2.2 million and costs incurred in connection with the October 2016 secondary offerings of approximately $0.4 million.

(7) Includes loss on disposal of assets of approximately $8.1 million, costs incurred in connection with the second quarter 2017 secondary offerings of approximately $1.1 million and transaction costs of approximately $0.1 million due to the revision of an estimate related to the sale of the three Canadian hotel properties in May 2017.

(8) Includes loss on disposal of assets of approximately $7.2 million, costs incurred in connection with the October 2016 secondary offering of approximately $0.4 million and transaction costs of approximately $0.1 million due to the revision of an estimate related to the sale of the 53 hotel properties in December 2015.

EXTENDED STAY AMERICA, INC.
TOTAL REVENUES AND NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
FOR YEARS ENDED DECEMBER 31, 2016 (ACTUAL) AND 2017 (OUTLOOK)
(In thousands)
(Unaudited)

	Year Ended			Year Ending December 31, 2017
	December 31, 2016			(Outlook)
	(Actual)			Low		High
	$1,270,593		Total revenues	$1,273,000		$1,279,000

	$163,352		Net income	$154,959		$160,848
	164,537		Interest expense, net	130,000		130,000
	34,351		Income tax expense	48,935		48,046
	221,309		Depreciation and amortization	229,500		229,500
	583,549		EBITDA	563,394		568,394
	12,000		Equity-based compensation	12,000		12,000
	(1,576)		Other non-operating income	(148)		(148)
	9,828		Impairment of long-lived assets	20,357		20,357
	—		Loss on sale of hotel properties	1,897		1,897
	11,857	(1)	Other expenses	12,500	(2)	12,500	(2)
	$615,658		Adjusted EBITDA	$610,000		$615,000
			% growth	-0.9%		-0.1%

(1)
Includes loss on disposal of assets of approximately $10.7 million, costs incurred in connection with the fourth quarter 2016 secondary offerings of approximately $1.1 million and transaction costs of approximately $0.1 million due to the revision of an estimate related to the sale of 53 hotel properties in December 2015.

(2)	Includes loss on disposal of assets and other non-operating transaction costs.